Exhibit 31.1

Rule 13a-14(a)/15d-14(a) Certification

 I, Leonard Osser, the Interim Chief Executive Officer of Milestone Scientific Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Milestone Scientific Inc. for the fiscal year ended December 31, 2019; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 2, 2020

/s/ Leonard Osser

Leonard Osser

Interim Chief Executive Officer

(Principal Executive Officer)